Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements No. 333-171518, 333-11831 (amended by 333-113262), 333-05081, 333-53452, 2-99863 and 333-195698 on Form S-8, Nos. 33-31782, 333-162560, 333-197635, and 333-202407 on Form S-3 and No. 333-171882 on Form S-4 of Hancock Holding Company of our Report dated February 26, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 26, 2016